Exhibit 10.2


[[Arete Industries, Inc. Logo]]

April 7, 2002

Mr. Thomas P. Raabe
7641 Estate Circle
Niwot, Colorado 80503

Re: Settlement of Wages, Bonus and Expenses

Dear Tom:

Pursuant to ongoing conversations, when signed by you, this letter will constitute a final settlement as to outstanding wages and bonuses owed you by Arete Industries, Inc. (Arete) and any of its subsidiaries, including Aggression Sports, Inc. (Arete Outdoors) and will resolve any claims you may have whatsoever against either entity or any of its officers, directors or employees concerning the business of either Company arising during the term of your employment there through the date of this agreement.

According to the records of the Company, you have outstanding $158,500 in gross wages and $88,750 in gross bonus owing from the Company through December 31, 2001. The Company does not have now, nor does it anticipate that in the near future, will have any funds to pay these amounts, but does anticipate that within the next 6 months, it will own common stock interests in companies which will be acquired in part by the Company and which the Company will distribute all or a portion of its holdings in such companies to its shareholders in a registered dividend of freely trading shares in such entities.

Therefore, as an inducement to you to forgive the Company of $75,000 of the obligations to you as described above, offers in exchange for such forgiveness the right to receive 3% of the total stock dividend distribution issued by the Company to its shareholders from the first four (4) companies that it spins off to its shareholders in a registered stock dividend and/or a registered rights offering. On or before June 30, 2002, the Company will identify the entities to which the above dividend will apply.

By your signature below indicating your acceptance of this offer of settlement as a binding legal agreement upon you and the Company, its officers, directors and subsidiaries, you confirm that you waive the right to sue to collect the above indicated portion out of the total amounts due you, and waive and release the Company, its subsidiaries, current and former officers, directors and shareholders from any claims, rights or causes of action which you may have against them or any of them arising from your employment or otherwise during the term thereof, arising as a shareholder or employee of the Company and its subsidiaries through the date hereof. You further confirm and acknowledge: (i) that there are potential unanticipated problems which may arise relating to the Company's ability to issue the referenced dividends, including without limitation the inability of either or all the prospective subsidiaries to gain approval of the Securities and Exchange Commission of a registration statement

             2955 Valmont Road, Suite 300 o Boulder, Colorado 80301
                   o Phone: 303.247.1313 o Fax: 303.247.1315

Mr. Thomas P. Raabe
April 7, 2002
Page 2 of 2


covering the shares of such subsidiaries subject to the dividend; (ii) that two of the four proposed dividends are contingent upon the Company entering into acquisition agreements with companies yet to be identified and that acquisition agreements concerning them are not assured and that the forgiveness, waivers and releases being made by you are not contingent upon the occurrence of any such event; and (iii) that there may be adverse tax consequences to the above settlement by the Company or other adverse consequences arising from the unconditional waivers and releases provided in this agreement and none-the-less enter into this agreement without reservation or qualification.

This offer is valid and binding on the Company only upon your signature below on or before 12:00 midnight, Monday, April 8, 2002.

By the Company and on behalf of its subsidiary, Aggression Sports, Inc.:


By: /s/ William Stewart                              Date:  April 7, 2002
    --------------------------------                        --------------------
    William Stewart, Director

WITNESS:




BY: /s/ Thomas P. Raabe                              Date:  April 7, 2002
    --------------------------------                        --------------------
    Thomas P. Raabe, Individually



WITNESS:

    --------------------------------                 Date:
                                                            --------------------


             2955 Valmont Road, Suite 300 o Boulder, Colorado 80301
                   o Phone: 303.247.1313 o Fax: 303.247.1315